Exhibit 99.1

CONSULTING AGREEMENT

Between ARROW RESOURCES DERVELOPOMENT, INC.

&

DEKORNAS GMPLH

This Consulting Agreement (herein the Agreement) is entered into this 4th day of APRIL 2006 by and between Dekornas GMPLH (Gerakan Masynrakat Pelestari Lingkungan Hidup) (herein “the Company or GMPLH”) and Arrow Resources Development, Inc. or its assignee (herein “the “Consultant” or “Consultants”).

RECITALS

The Consultants, through considerable experience, time and effort, have created and developed a system for providing financial consultancy services (“the Services”) to private and public companies.

The Company desires to establish a relationship with a Consultant for the expansion and management of their critical land restoration program and the improvement of the living conditions of the GMPLH members. The Company desires to obtain the Services of the Consultants and on the basis of previous telephone conversations and meetings between the Company and the Consultants as well as other discussions, preliminary financial statements, initial reports submitted by the Company, and the representations that the Company has made to the Consultants describing the Company and its principals, the present and proposed business activities of the Company, its operations, financial condition and capital structure, and various agreements and documents related thereto, the Consultants are willing to provide such Services to the Company.

Now, therefore, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and the Consultants hereby agree as follows:

I.	ENGAGEMENT

The Company hereby engages and retains the Consultants as Business Consultants/Financial advisors for and on behalf of the Company to perform the Services (as that term is hereinafter defined) and the Consultants hereby accept such appointment on the terms and subject to the conditions hereinafter set forth and agree to use their best efforts in providing such Services.

II.	INDEPENDENT CONTRACTOR

A. The Consultants are, and in all respects are deemed to be, independent contractors in the performance of their duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

B. The Consultants will not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of the Company, and the Consultants will have no power to enter into any agreement on behalf of or otherwise bind the Company.

C. The Consultant will not have or be deemed to have, fiduciary obligations or duties to the Company and will be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as the Consultant in its sole, absolute and unfettered discretion, may elect.

D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of the Consultants during the term of this agreement will conflict with the Consultants’ obligations under this Agreement or be adverse to the Company’s Interests during the term of this Agreement.

III.	SERVICES

The Consultants agree to provide the following, hereafter collectively referred to as the “Services”:

A. Advise the Company and/or any of its affiliates, associates, or principals in any and all matters related to the all forms of structured corporate finance, financial administration, corporate management practice, marketing and distribution and infrastructure.

B. Best Efforts. The Consultants will devote such time and best effort to the affairs of the Company as is reasonable and adequate to render the consulting services contemplated by this agreement.

C. The Consultants are not responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto, nor will the Consultants include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. The Consultants cannot guarantee results on behalf of the Company, but will pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company’s needs, the Consultants will notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction are subject to acceptance of the terms and conditions by the Company.

D. In conjunction with the Services, the Consultant agrees to:

1.

Make itself available to the officers of the Company at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company in the preparation of such reports, executive summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation (“Documentation”) as is necessary, in the opinion of the Consultants, to properly present the Company to other entities and individuals that could be of benefit to the Company.

2.	Make itself available for telephone conferences with the principle financial sales and/or operating officer(s) of the Company during normal business hours.

3.	Advise the Company’s management in corporate finance, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective investors, investor groups or their agents.

4.	Advise the Company’s management its evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents.

5.	Advise the Company regarding company operations, staffing, strategy, and other issues as it may reasonably request, consistent with the provisions of this Agreement.

IV.	EXPENSES

The Company agrees that:

A. The Consultant will be responsible for the Consultants’ expenses related to services and consultancy to the Company.

B. The Consultant will receive an annual consulting fee of one ($1.00) dollar for the duration of this agreement.

V.	REPRESENTATIONS, WARRANTIES AND COVENANTS

A. Execution. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Company or the Consultants are a party or by which either entity may be bound or affected.

B. Timely Appraisals. The Company shall keep the Consultants up to date and appraised of all business market and legal developments related to the Company and its operations and management.

C. Corporate Authority. Both the Company and the Consultants have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

D. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

E. The Company will cooperate with the Consultants, and will promptly provide the Consultants with all pertinent materials and requested information in order for the Consultants to perform their Services pursuant to this Agreement.

VII.	TERM AND TERMINATION

A. This Agreement shall be effective upon its execution and shall remain in effect for ten (10) years. This agreement is automatically renewable on an annual basis unless either party elects to terminate (the agreement, by written notice, at least 60 days prior to the expiration of the current contract period.

B. In no event shall any termination be effective until the expiration of at least one year after the signing of this agreement. After one year from the date hereof, the Company or the Consultants shall have the right to request the terminating of this engagement by furnishing the other party with written notice requesting such termination, which may not be unreasonably withheld

IX.	OTHER MATERIAL TERMS AND CONDITIONS:

A. Indemnity. The Company agrees to indemnify and hold harmless the Consultant and its affiliates against any legal action arising from written warranties and representations provided by the Company. Such indemnification shall include payment of judgments, if any, and costs of legal representation and court costs, if any.

B. Entire Agreement. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

C. Originals. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

D. Addresses of Parties. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

E. Notices. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight, package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

F. Public Notices. Any public notice, press release or any type of dissemination of information regarding activities covered in this agreement shall include a statement to the effect that “Arrow Resources Development, Inc.” acted as a Consultant.